Exhibit 99.1

Texas Roadhouse, Inc. Announces Third Quarter 2013 Results

LOUISVILLE, KY. (October 28, 2013) — Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 39 week periods ended September 24, 2013.

	Third Quarter			Year to Date
($000’s)	2013	2012	% Change	2013	2012	% Change

Total revenue	334,770	308,656	8	1,046,565	953,800	10
Income from operations (a)	25,696	27,734	(7)	93,661	88,383	6
Net income (a)	17,170	18,067	(5)	63,304	57,246	11
Diluted EPS (a)	$0.24	$0.25	(5)	$0.89	$0.80	11

(a) 2012 YTD includes a charge related to a legal settlement discussed below.

Results for the third quarter included:

•                  Diluted earnings per share decreased 4.6% to $0.24 from $0.25  in the prior year period;

•                  Comparable restaurant sales increased 2.6% at company restaurants and increased 4.0% at franchise restaurants;

•                  Four company restaurants were opened;

•                  Cost of sales, as a percentage of restaurant sales, increased 150 basis points to 35.1% primarily due to food cost inflation of just over 8% in the quarter;

•                  Restaurant margin, as a percentage of restaurant sales, decreased 75 basis points to 17.2% primarily due to higher commodity costs, partially offset by approximately $1.3 million in benefits recorded relating to general liability insurance; and

•                  Pre-opening costs were $2.3 million higher compared to the prior year period primarily due to seven more restaurant openings planned in the fourth quarter of 2013 compared to the fourth quarter of 2012.

Results for the year-to-date included:

•                  Excluding the impact of a prior year charge, diluted earnings per share increased 5.4% to $0.89 from $0.84 in the prior year.  The year-to-date 2012 results included a pre-tax charge of $5.0 million ($3.1 million after-tax) which had a negative impact of $0.04 on diluted earnings per share;

•                  Comparable restaurant sales increased 3.7% at company restaurants and increased 4.2% at franchise restaurants;

•                  14 company and three franchise restaurants were opened;

•                  Restaurant margin, as a percentage of restaurant sales, decreased 45 basis points to 18.3%; and

•                  Costs associated with the Company’s annual managing partner conference were $2.1 million higher compared to the prior year period.

Kent Taylor, Chief Executive Officer of Texas Roadhouse, Inc., commented, “Our top-line momentum continued this quarter highlighted by positive comparable restaurant sales, including positive traffic growth, and strong performance from our newest restaurants.  However, we continue to be challenged by high single-digit commodity cost inflation and higher pre-opening costs this quarter.  Looking ahead, we are encouraged by expectations of much lower commodity cost inflation in 2014, and we are excited to be on pace for another year of 25 to 30 restaurant openings.  Long-term, we believe that our growth potential and continued restaurant-operations focus, along with our strong balance sheet and healthy cash flow, position us well for future success.”

2013 Outlook

The Company reported that comparable restaurant sales at company restaurants for the first four weeks of its fourth quarter of fiscal 2013 increased 3.4% compared to the prior year period.

Management provided the following expectations for full year 2013:

•                  Positive comparable restaurant sales growth;

•                  28 company restaurant openings;

•                  Food cost inflation of approximately 7.0%, which is updated from the previous expectation of 6.5% to 7.0%;

•                  An income tax rate of 30.0% to 30.5%; and

•                  Total capital expenditures of approximately $105.0 million, which is updated from the previous expectation of $100.0 to $105.0 million.

2014 Outlook

Management provided the following expectations for full year 2014:

•                  Positive comparable restaurant sales growth;

•                  25 to 30 company restaurant openings;

•                  Low single digit food cost inflation;

•                  An income tax rate of 30.0% to 31.0% which is higher than the 2013 income tax rate as a result of the potential expiration of certain federal tax credits at the end of 2013; and

•                  Total capital expenditures of $100.0 to $110.0 million.

Conference Call

The Company is hosting a conference call today, October 28, 2013, at 5:00 p.m. Eastern Time to discuss these results.  The dial-in number is (877) 879-6209 or (719) 325-4817 for international calls.  A replay of the call will be available for one week following the conference call.  To access the replay, please dial (877) 870-5176 or (858) 384-5517 for international calls, and use 2899563 as the pass code.  There will be a simultaneous Web cast conducted at www.texasroadhouse.com.

About the Company

Texas Roadhouse is a casual dining concept that first opened in 1993 and today operates over 410 restaurants system-wide in 48 states and two foreign countries.  For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release that are not historical facts, including, without limitation, those relating to our anticipated financial performance, are forward-looking statements that involve risks and uncertainties.  Such statements are based upon the current beliefs and expectations of the management of the Company.  Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of restaurants opening; the sales at these and our other company and franchise restaurants; changes in restaurant development or operating costs, such as food and labor; our ability to acquire franchise restaurants; our ability to integrate the franchise restaurants we acquire or other concepts we develop; our ability to continue to generate the necessary cash flows to fund our new restaurant growth, our ability to continue our share repurchase program and pay a quarterly cash dividend; strength of consumer spending; pending or future legal claims; conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; acts of war or terrorism and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission.  Investors should take such risks into account when making investment decisions.  Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  We undertake no obligation to update any forward-looking statements.

# # #

Contacts:

Investor Relations

Tonya Robinson

502-515-7300

Media

Travis Doster

502-638-5457

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 24, 2013	September 25, 2012	September 24, 2013	September 25, 2012

Revenue:
Restaurant sales	$331,746	$306,025	$1,037,239	$945,583
Franchise royalties and fees	3,024	2,631	9,326	8,217

Total revenue	334,770	308,656	1,046,565	953,800

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Cost of sales	116,570	102,930	361,334	319,445
Labor	99,003	91,507	302,387	278,089
Rent	7,181	6,489	21,390	19,120
Other operating	51,949	50,183	162,716	151,967
Pre-opening	4,746	2,458	11,810	8,823
Depreciation and amortization	12,462	11,828	36,864	34,721
Impairment and closure	103	24	187	63
General and administrative (1)	17,060	15,503	56,216	53,189

Total costs and expenses	309,074	280,922	952,904	865,417

Income from operations (1)	25,696	27,734	93,661	88,383

Interest expense, net	525	603	1,687	1,776
Equity income from investments in unconsolidated affiliates	173	141	571	303

Income before taxes (1)	25,344	27,272	92,545	86,910
Provision for income taxes	7,500	8,778	26,617	27,815

Net income including noncontrolling interests (1)	$17,844	$18,494	$65,928	$59,095
Less: Net income attributable to noncontrolling interests	674	427	2,624	1,849
Net income attributable to Texas Roadhouse, Inc. and subsidiaries (1)	$17,170	$18,067	$63,304	$57,246

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$0.24	$0.26	$0.91	$0.82
Diluted	$0.24	$0.25	$0.89	$0.80

Weighted average shares outstanding:
Basic	70,361	70,482	69,914	70,004
Diluted	71,620	71,928	71,175	71,480

(1) Results for the 39 weeks ended September 25, 2012 include a $5.0 milllion charge, ($3.1 million after-tax), relating to the settlement of a legal matter.  The settlement charge is included in general and administrative costs.

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 24, 2013	December 25, 2012

Cash and cash equivalents	$87,344	$81,746
Other current assets	35,022	40,726
Property and equipment, net	565,433	531,654
Goodwill	113,454	113,435
Intangible assets, net	7,877	9,264
Other assets	17,938	14,429

Total assets	$827,068	$791,254

Current maturities of long-term debt and obligations under capital leases	248	338
Other current liabilities	131,077	158,324
Long-term debt and obligations under capital leases, excluding current maturities	51,056	51,264
Other liabilities	53,953	50,591
Texas Roadhouse, Inc. and subsidiaries stockholders’ equity	584,916	525,084
Noncontrolling interests	5,818	5,653

Total liabilities and equity	$827,068	$791,254

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	39 Weeks Ended
	September 24, 2013	September 25, 2012

Cash flows from operating activities:
Net income including noncontrolling interests	$65,928	$59,095
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	36,864	34,721
Share-based compensation expense	10,583	9,754
Other noncash adjustments	843	(3,630)
Change in working capital	(14,557)	(8,946)
Net cash provided by operating activities	99,661	90,994

Cash flows from investing activities:
Capital expenditures - property and equipment	(71,888)	(63,146)
Proceeds from sale of property and equipment, including insurance proceeds	(39)	255
Net cash used in investing activities	(71,927)	(62,891)

Cash flows from financing activities:
Repayments of revolving credit facility, net	—	(10,000)
Dividends paid	(29,939)	(18,134)
Other financing activities	7,803	9,349
Net cash used in financing activities	(22,136)	(18,785)

Net increase in cash and cash equivalents	5,598	9,318
Cash and cash equivalents - beginning of year	81,746	78,777
Cash and cash equivalents - end of period	$87,344	$88,095

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except weekly sales by group and RM $ per store week)

(unaudited)

	Third Quarter		Change		Year to Date		Change
	2013	2012	vs LY		2013	2012	vs LY

Restaurant openings
Company - Texas Roadhouse	4	3	1		13	18	(5)
Company - Other	0	0	0		1	0	1
Franchise - Texas Roadhouse	0	0	0		3	0	3
Total	4	3	1		17	18	(1)

Restaurants open at the end of the quarter
Company - Texas Roadhouse	331	309	22
Company - Other	3	3	0
Franchise - Texas Roadhouse	75	72	3
Total	409	384	25

Company-owned restaurants
Restaurant sales	$331,746	$306,025	8.4%		$1,037,239	$945,583	9.7%
Store weeks	4,294	4,041	6.3%		12,682	11,854	7.0%
Comparable restaurant sales growth (1)	2.6%	3.6%			3.7%	4.8%
Texas Roadhouse restaurants only:
Comparable restaurant sales growth (1)	2.6%	3.6%			3.7%	4.8%
Average unit volume (2)	$999	$984	1.6%		$3,191	$3,102	2.8%
Weekly sales by group:
Comparable restaurants (293 units)	$77,662
Average unit volume restaurants (25 units)	$67,409
Restaurants less than 6 months old (13 units)	$93,889

Restaurant operating costs (as a % of restaurant sales) (3)
Cost of sales	35.1%	33.6%	150	bps	34.8%	33.8%	105	bps
Labor	29.8%	29.9%	(6	)bps	29.2%	29.4%	(26	)bps
Rent	2.2%	2.1%	4	bps	2.1%	2.0%	4	bps
Other operating	15.7%	16.4%	(74	)bps	15.7%	16.1%	(38	)bps
Total	82.8%	82.1%	75	bps	81.7%	81.3%	45	bps

Restaurant margin (4)	17.2%	17.9%	(75	)bps	18.3%	18.7%	(45	)bps

Restaurant margin $/Store week	$13,284	$13,590	(2.2)%		$14,935	$14,928	0.0%

Franchise-owned restaurants
Franchise royalties and fees	$3,024	$2,631	14.9%		$9,326	$8,217	13.5%
Store weeks	975	936	4.2%		2,886	2,808	2.8%
Comparable restaurant sales growth (1)	4.0%	4.9%			4.2%	5.5%
Average unit volume (2)	$1,038	$998	4.0%		$3,284	$3,134	4.8%

Pre-opening expense	$4,746	$2,458	93.1%		$11,810	$8,823	33.9%

Depreciation and amortization (3)	$12,462	$11,828	5.4%		$36,864	$34,721	6.2%
As a % of revenue	3.7%	3.8%	(11	)bps	3.5%	3.6%	(12	)bps

General and administrative expenses (5)	$17,060	$15,503	10.0%		$56,216	$53,189	5.7%
As a % of revenue	5.1%	5.0%	7	bps	5.4%	5.6%	(21	)bps

(1)  Comparable restaurant sales growth includes sales from restaurants open 18 months as of the beginning of the measurement period, excluding sales from restaurants closed during the period.

(2)  Average unit volume includes sales from Texas Roadhouse restaurants open six months as of the beginning of the measurement period, excluding sales from restaurants closed during the period.

(3) Depreciation and amortization expense, substantially all of which relates to restaurant-level assets, is excluded from restaurant operating costs and is shown separately as it represents a non-cash charge for the investment in our restaurants.

(4)  Restaurant margin represents restaurant sales less cost of sales, labor, rent and other operating costs (as a percentage of restaurant sales).  Restaurant margin is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance.  Restaurant margin is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or other similarly titled measures of other companies.

(5) Results for the 39 weeks ended September 25, 2012 included a $5.0 million pre-tax charge for the settlement of a legal matter.

Amounts may not foot due to rounding.

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information

(in thousands, except per share data)

(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) throughout this document, the Company has provided non-GAAP measurements which present operating results on a basis before the impact of a settlement of a legal matter.  This item is described in detail throughout this document.

The Company used earnings before the impact of the legal settlement as a key performance measure of results of operations for purposes of evaluating performance internally.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of results before the legal settlement provides additional information to facilitate the comparison of past and present operations, excluding items that the Company does not believe were indicative of our ongoing operations in the 39 weeks ended September 25, 2012.

	For the 39 weeks Ended
	September 24, 2013	September 25, 2012
Net income attributable to Texas Roadhouse, Inc. and subsidiaries, excluding settlement charge	$63,304	$60,308
Amount reserved for settlement of a legal matter, net of tax (1)	$—	$(3,062)
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$63,304	$57,246

Weighted average diluted shares outstanding	71,175	71,480

Diluted earnings per share, excluding settlement charge	$0.89	$0.84
Impact of settlement charge on diluted earnings per share	$—	$(0.04)
Diluted earnings per share	$0.89	$0.80

(1)  Amount reserved in the first quarter of fiscal 2012 for the settlement of a legal matter was $5.0 million before the statutory income tax rate.  The settlement amount was included in general and administrative costs on the Company’s Condensed Consolidated Statements of Income.